UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2009

ORANGE 21 INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51071	33-0580186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 804-8420

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 13, 2009, Orange 21 Inc. (the “Company”) temporarily reduced compensation for its U.S. employees, including its named executive officers, by ten percent (10%) for approximately the next three months (the “Reduction”). Pursuant to the Reduction, the annual base salaries of the Company’s salaried employees were reduced by ten percent (10%) and the Company’s hourly employees were put on reduced work schedules that resulted in their compensation being reduced by ten percent (10%).

Additionally, the Company’s wholly-owned subsidiary in Italy, LEM, S.r.l. (“LEM”), implemented a government-subsidized leave program (the “Program”) pursuant to which certain employees’ work schedules will be reduced by twenty to fifty percent (20-50%) for approximately thirteen weeks. Under the Program, the Italian government will subsidize a certain portion of these employees’ salaries to minimize the effect of the Program on the employees. The Program is expected to result in a savings of approximately twenty percent (20%) of LEM’s payroll-related costs over the thirteen-week period.

The Reduction and Program are aimed at reducing expenses during the current global economic downturn and will take effect immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 19, 2009	ORANGE 21 INC.

	By:	/s/ A. Stone Douglass
A. Stone Douglass
Chief Executive Officer